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ATLIS
MOTOR VEHICLES
CAMPAIGN
ROADMAP
FINANCIAL TRANSPARENCY
BUILDING
INVEST

ROADMAP

FINANCIAL TRANSPARENCY

Atlis is building products for the people who get work done.

We have a lot to prove and much more to show. But, we have come so far so quickly already. With so many achievements and industry leading leaps forward. The future is now and we have only just begun.

We secure investment from our base of fans, people who align themselves with our take on the world, share our philosophies and want a better future.

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ATLIS
MOTOR VEHICLES
CAMPAIGN
ROADMAP
FINANCIAL TRANSPARENCY
$1.5
BILLION
IN RESERVATIONS
3328
INVESTORS
$166 MILLION
COMPANY VALUE
$8.24
SHARE PRICE
25,000+
RESERVATIONS
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$25 MILLION TARGET

With $2M raised from previous crowdfunding campaigns, we have made significant progress. Now we're opening our Reg A campaign to raise $25M. The allows us to take the next big steps: building our production-ready prototypes of the XP Platform, battery pack, and fast-charging infrastructure. So, why $25M and how are we going to spend it?



54% Equipment & Machinery
33.5% Research & Development
7% SG&A
4.5% Facilities
1% Other OpEx

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Our current priority is to raise funding to complete our development and testing and take us into the early small-scale manufacturing phase. This includes expanding our facilities, growing our team, deploying charging stations, and more. We have finalized many technical requirements for the vehicle, and will continue to refine these requirements as we develop the full-scale working prototype of the XT pickup truck. This effort will involve many short-term and long-term partnerships with organizations that can assist Atlis Motor Vehicles in bringing our XT pickup truck to prototype and then production. We are hoping to begin a pre-order campaign as we get closer to the start of manufacturing.



2020
2021
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
XT TRUCK DESIGN DEVELOPMENT
ATLIS CHARGING DESIGN
XP PLATFORM TESTING
PRODUCTION PROTOTYPE CHARGING DEMO
XT VALIDATION
CHARGING TECHNOLOGY PRODUCTION
XP PLATFORM PRODUCTION
LAUNCH OF CHARGING INFRASTRUCTURE WITH PARTNER(S)
XT PRODUCTION

FINANCIAL TRANSPARENCY

ROADMAP

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FOUNDED

November
2016

Atlis Motor Vehciles was officially incorporated.

JALOPNIK TFLTRUCK INSIDEEVs uncrate
ROAD/SHOW Core77

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CONCEPT TEAM HIRED

July
2018

We hired our concept development team and began work on the future Atlis product line with testing, prototyping and future development.

JALOPNIK TFLTRUCK INSIDEEVs uncrate ROAD/SHOW Core77

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12 MIN FAST CHARGE
October
2018
Less than 3 months after the hire of our first concept team, we managed to charge our battery pack prototype from 0-100% in 12:37. This was the building point for our next leap in battery tech.
JALOPNIK
TFLTRUCK
INSIDEEVs
uncrate
ROAD/SHOW
Core77
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$1 MILLION RAISED

December
2018

We ended the year on a high with the release of our new website and completed our first round of funding - funding the next wave of developments. This was all raised by our community and future customers, further illustrating our ethics of being built for the people, by the people.

JALOPNIK TFLTRUCK INSIDEEVs uncrate

ROAD/SHOW CORE77

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CONCEPT XP PLATFORM RELEASED

March
2019

We completed the development of our concept XP Platform. This showcased our incredible ground clearance and massive off road terrain capabilities.

JALOPNIK
TFLTRUCK
INSIDEEVs
uncrate
ROAD/SHOW
Core77

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$1 MILLION RAISED

January
2020

After another public campaign begun in December 2018, we reached our initial $750K target in under 24 hours thanks to the massive support of our community. This was then extended for the next month to gather another $250K, completing in January.


ATLIS

JALOPNIK TFLTRUCK INSIDEEVs uncrate
ROAD/SHOW CORE77

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ATLIS MOVES TO NEW FACILITY

February
2020

Hiring began in full and our team is expanded to 17, with more coming soon. We then moved into our new facility ready to tackle the construction of the XP Platform, Charging infrastructure and XT Prototype.

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9:26 FAST CHARGE

February
2020

After numerous testing and improvements we were able to attain a charge time of 0-100% in just 9 minutes 26 seconds.



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ATLIS
MOTOR VEHICLES
CAMPAIGN
ROADMAP
FINANCIAL TRANSPARENCY
We know that securing financial support is a challenge for any new brand, especially an automotive company. But we have already achieved so much, in a relatively short time frame, with a ludicrously small budget. We are able to thrive where others would die.
VIEW THE ATLIS VIDEO
THE XT & XP
VIEW
FINANCIAL TRANSPARENCY
VIEW
ROADMAP
VIEW
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NUMBERS. ALL OF THEM.

We want to make sure we provide all the information. Everything we have spent, everything we will spend - showing you exactly where we are spending your investment. This is a company built upon the investment of the workers of America, the tradespeople and the people who see an opportunity for change, and profit. Because we are choosing to raise money in this manner, we owe you all full disclosure, full transparency.

INVESTMENT, PUT TO GOOD USE

We have been very successful in our previous two crowd funding campaigns - raising over $2,400,000. Its how we have invested this that makes the difference. We are not like the others, we do not need massive amounts of capital, because we spend wisely, with purpose.

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ATLIS MOTOR VEHICLES

CAMPAIGN ROADMAP FINANCIAL TRANSPARENCY

We have been very successful in our previous two crowd funding campaigns - raising over $2,400,000. Its how we have invested this that makes the difference. We are not like the others, we do not need massive amounts of capital, because we spend wisely, with purpose.

42,828 sq ft FACILITY

TEAM EXPANSION

9:26 MINUTE BATTERY CHARGE TIME

GEN 1 PLATFORM PROTOTYPE CREATED

CHARGING STATION & HANDLE PROTOTYPE CREATED

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SHARED VALUE

With a 74% stake in the company, the Atlis team still holds the majority of the company. This is important as we are not controlled by self-serving organisations. The founders' voting rights are particularly important when it comes to upholding and implementing the company's goals and values. Even after this phase of funding is achieved, the team will still own a majority, at around 63%.

The second largest percentage of shares are owned by our thousands of supporters and customers, people who believe in our message and brand. All of this ensures we stay true to our mission and prioritize our customers first.



74% Atlis Employees and Founder

23% CrowdFunding Investors

3% Seed Investors + Other

COMPANY VALUE

$166 MILLION

SHARE PRICE

$8.24

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MADE IN THE USA. BY THE USA.

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MADE IN THE USA. BY THE USA.

We are made up of investors large and small all over the United States. We are made in America and we are supported by Americans, from all backgrounds, with one shared goal.

Map is a visual representation of investors locations across USA

ACQUISITION OF ENGINEERING EQUIPMENT

ACQUIRE KEY TOOLING

HIRING OF KEY ENGINEERING MEMBERS

FINALIZE DESIGN OF XT PLATFORM AND CHARGING STATION

$10 MILLION RAISED

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$10 MILLION RAISED

FURTHER HIRING OF ENGINEERING AND OPERATIONS TEAM

ADDITIONAL TOOLING REQUIRED FOR XP PLATFORM

CREATION OF PRODUCTION READY PROTOTYPE OF BATTERY PACK

TESTING OF XP PLATFORM AND CHARGING STATION

QUALITY CONTROL OF CHARGING STATION

PRODUCTION READY PROTOTYPE OF CHARGING STATION

$20 MILLION RAISED

QUALITY CONTROL OF XT PLATFORM

PRODUCTION READY PROTOTYPE OF BATTERY PACK

PLANNING FOR XT PLATFORM COMMERCIALIZATION

BUILD SALES AND SUPPORT ORGANISATION

CONTINUE XT DESIGN

$25 MILLION RAISED

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TOTAL COST UNTIL PRODUCTION

Clearly the largest percentage of spending goes towards the production of the prototypes themselves. Included in this is the tooling costs and necessary equipment for the preparation of manufacturing and continuation of prototyping.

The second largest percentage of spend is related to hiring the team we need to get to production. We will continue to grow our team of industry experts and radical thinkers to bring Atlis's disruptive products to market on time and in budget.



54% Equipment & Machinery
33.5% Research & Development
7% SG&A
4.5% Facilities
1% Other OpEx

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3,328

INVESTORS

IT'S JUST THE START.

WHAT HAPPENS AFTER WE RAISE $25M?

$30 MILLION RAISED Q4 *2020*

Allowing Atlis to take the XP Platform into full production. The XP is then sold and further design development for the next generation is begun.

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$30 MILLION RAISED Q4 *2020*

Allowing Atlis to take the XP Platform into full production. The XP is then sold and further design development for the next generation is begun.

$100 MILLION RAISED *2021*

Atlis complete the production and delivery of the first 100 XT Pickup Trucks.

FURTHER FUNDING + DEVELOPMENT *2022*

Mass production of the XT Truck continues


THE XT & XP
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ROADMAP
VIEW


CAMPAIGN
VIEW
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ATLIS MOTOR VEHICLES

CAMPAIGN | ROADMAP | FINANCIAL TRANSPARENCY


THE ROAD AHEAD IS LONG AND
FULL OF OPPORTUNITY

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THE IMMEDIATE NEXT STEPS

We have so much to accomplish and we are working on many of those projects right now, but when can you expect to see something released? Beneath are graphs giving you a more in depth look on what our exact process is and what the time scales for these processes will be.

The XP Platform, XT Prototype, Charging and Battery technology will all be complete and nearing finalisation or sale by the end of Q4 2021. These are exciting times and we are just getting started.

XP PLATFORM TIME FRAME



2020
2021
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
DESIGN
XP PLATFORM VALIDATION
PRODUCTION PROTOTYPE OUT
XP PLATFORM PRODUCTION
BEGIN SHIPPING XP PLATFORM

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XT TRUCK TIME FRAME


2020
2021
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
DESIGN DEVELOPMENT
BODY IN WHITE
XT VALIDATION
TRUCK BETAS IN FIELD
XT PRODUCTION

ATLIS CHARGING INFRASTRUCTURE


2020
2021
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
DESIGN DEVELOPMENT
SECURING PARTNERS
PRODUCTION PROTOTYPE CHARGING DEMO
CHARGING PRODUCTION
LAUNCH INFRASTRUCTURE WITH PARTNER(S)

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GAPS TO FILL

We are still expanding the company to prepare for production and because of this we have key team members to hire in preparation. Below is the time frame and scale of employment that we will be conducting.

ENGINEERS
46

PROJECT MANAGERS
4

TECHNICIANS
6

ENGINEERING LEADERSHIP
3

OPERATIONS + SUPPLY CHAIN
6

SALES + MARKETING
4

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ALL HIRING COMPLETED WITHIN **9 MONTHS**

THE ROAD AHEAD

The XP, XT and battery technology is not where our road ends. We have many more products - some in development now - coming in the near future. Once our current projects are complete and out in the market, we will begin to turn our attention more towards the work space, making sure we are able to deliver products at every level. All the while maintaining market leading charge times, range and reliability.



BUCK INVEST



BUCK

The Atlis Buck is a project we are currently working on in the stages between the XP Platform and XT truck development. It is a simple frame on design that will allow us to drive an XP Platform prototype and provide as a showcase for charging, off road capabilities and more.

This Buck also serves as a segue into the new era of design for Atlis Motors. One focused around the Always work ethos. Future designs and products will revolve around this style philosophy.

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